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                                EXHIBIT 10.81


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                                                                  EXHIBIT 10.81

                          ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT is dated as of January 31, 1996, by and between TeleSouth Communications, Inc., a Mississippi corporation ("Buyer"), and Lowell W. Paxson and Paxson Networks, Inc., a Florida corporation (collectively the "Seller").

                                    RECITALS

         A. Seller owns and operates the South Carolina Radio Network (the "Network").

         B. Seller desires to sell, and Buyer wishes to buy, substantially all the assets that are used or useful in the business or operations of the Network, for the price and on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, Buyer and Seller, intending to be bound legally, agree as follows:

SECTION 1       DEFINITIONS

         The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

         "Accounts Receivable" means the rights of Seller to payment for the sale of advertising time run on the Station by Seller prior to the Closing Date.

         "Assets" means the assets to be sold, transferred, or otherwise conveyed to Buyer under this Agreement, as specified in Section 2.1.

         "Assumed Contracts" means (i) those Contracts listed in Schedule 3.6 which are to be assumed by Buyer upon its purchase of the Network, (ii) any Contracts entered into by Seller between the date of this Agreement and the Closing Date that Buyer agrees in writing to assume, and (iii) time sales contracts entered into by Seller in compliance with Section 5.3.

         "Closing" means the consummation of the purchase and sale of the Assets pursuant to this Agreement in accordance with the provisions of Section 8.

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 8.

         "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transactions contemplated by this Agreement.

         "Contracts" means all contracts, leases, non-governmental licenses, and other agreements to which Seller is a party or which are binding upon Seller and which relate to or affect the Assets or the business or operations of the Network, and (I) which are in effect on the date of this Agreement or
(ii) which are entered into by Seller between the date of this Agreement and the Closing Date.

         "Purchase Price" means the purchase price specified in Section 2.3.
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         "Real Property" means all real property which are used or useful in the business or operations of the Network, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, and other tangible personal property which is used or useful in the conduct of the business or operations of the Network, together with any additions thereto between the date of this Agreement and the Closing Date including, but not limited to, those items set forth on Schedule 3.5.

SECTION 2        PURCHASE AND SALE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer, and deliver to Buyer on the Closing Date, and Buyer agrees to purchase, all of the tangible and intangible assets used or useful in connection with the conduct of the business or operations of the Network, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding the assets described in Section 2.2, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for liens for current taxes not yet due and payable), including, but not limited to, the following:

                 (a)  The Tangible Personal Property;

                 (b)  The Real Property;

                 (c)  The Assumed Contracts;

                 (d) All contracts and contract rights of Seller which pertain to or benefit the South Carolina Radio Network operations or associated with the South Carolina Radio Network, including, but not limited to, all contracts specifically assigned herein and all advertising contracts, leases, distribution agreements and all other contracts, understandings or agreements, provided that the assignment of such contracts, understandings or agreements to Buyer shall create no obligations on Buyer except as expressly set forth in
Section 2.5;

                 (e) All rights of Seller under any and all licenses or permits issued by any governmental agency, whether state or federal, which pertain to the operations of the Network;

                 (f) The administrative, sales, programming and technical records of the Network including, but not limited to, employment records, and program and technical logs maintained in the ordinary course of such operations; and

                 (g) All goodwill and other general intangibles including, but not limited to, the right to use those names specified in Section 2.7.

         2.2  Excluded Assets.  The Assets shall exclude the following assets:

                 (a) Seller's cash on hand as of the Closing and all other cash in any of Seller's bank or savings accounts and the Accounts Receivable;





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                 (b)  All books and records that Seller is required by law to retain and that pertain to Seller's organization, provided that Buyer shall have reasonable access to and the right to copy such records which pertain to the Network; and

                 (c) Any pension, profit-sharing, or employee benefit plans, and any collective bargaining agreements, provided that Buyer shall have reasonable access to and the right to copy such records which pertain to the Network.

                 (d)   All property listed on Schedule 2.2, attached hereto.

         2.3 Purchase Price. The Purchase Price for the Assets shall be One Hundred Fifty Thousand Dollars ($150,000), adjusted as provided below:

         Prorations. The Purchase Price shall be increased or decreased as required to effectuate the proration of expenses. All expenses arising from the operation of the Network, including business and license fees, utility charges, real and personal property taxes and assessments levied against the Assets, and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall be responsible for all expenses, costs, and liabilities allocable to the period prior to the Closing Date as determined on an accrual basis method of accounting, and Buyer shall be responsible for all expenses, costs, and obligations allocable to the period on and after the Closing Date as determined on an accrual basis method of accounting.

         2.4 Payment of Purchase Price. The Purchase Price, as adjusted, shall be paid by Buyer to Seller at Closing by certified check or wire transfer of same-day funds.

         2.5 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall assume and undertake to pay, discharge, and perform all obligations and liabilities of Seller under the Assumed Contracts insofar as they relate to the time on and after the Closing Date, and arise out of events related to Buyer's ownership of the Assets or its operation of the Network on or after the Closing Date. Except for the Assumed Contracts listed on Schedule 3.6, Buyer shall assume no liability, obligation or expense of Seller including, but not limited to, any action arising out of tort, contract, equity or otherwise whether expressed or implied, written or oral. Further, Buyer shall not assume liability or any obligation for contracts for the future employment of current employees or accrued employee benefits, including, but not limited to, severance pay, vacation time, sick leave or pension and profit sharing.

         2.6 Non-Compete Agreement. The parties hereto recognize that Seller has operated the Network for a number of years, and that Seller is familiar with the radio network broadcasting business in the South Carolina area. Therefore, as an integral part of this Agreement, Seller agrees to execute a Non-Competition Agreement at Closing in the form of Schedule 2.6. The consideration for this Non-Competition Agreement shall be Five Thousand and no/100 ($5,000.00) Dollars, such amount to be included in the Purchase Price paid on the Closing Date.

         2.7 Trade Names. Seller agrees that Buyer shall have, after the Closing Date, the exclusive use of the names South Carolina Network, South Carolina News Network, and South Carolina Radio Network, and Seller will not at any time after the Closing Date use such names or any similar name. Seller further agrees at Closing to assign any and all rights it may have to said names and take any and all steps necessary to transfer the rights to said names with any public office or agency where





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same is registered.  Buyer acknowledges that Seller has not requested formal registration of these names with any governmental agency.

         2.8 Assignment of Contracts. As of the Closing Date, Seller shall assign to Buyer any and all rights, titles and interest it may have to the Contracts described in Section 2.1(d) above and the Assumed Contracts.

         2.9 Agreement to Uplink. Seller currently uplinks the broadcasts of the Network through its business operations in the State of Tennessee. In consideration of the monthly sum of Six Thousand Dollars ($6,000) to be paid by Buyer to Seller on or before the tenth (10th) day of each month until canceled, Seller agrees to continue uplinking the broadcasts of the Network under its current procedure for a period not to exceed six (6) months from and after Closing Date. Buyer may cancel the provisions of the Section 2.9 at any time by giving written notice to Seller of such cancellation.

         2.10 Agreement with CBSI. Seller currently has an agreement with CBSI which has expired and is currently being utilized by Seller on a month-to-month basis. In consideration for $150.00 per month to be paid by Buyer to Seller on or before the tenth (10th) day of each month until canceled, Seller agrees to allow Buyer to utilize the benefits of such contract for a period not to exceed six (6) months from and after Closing Date. Buyer may cancel the provisions of this Section 2.10 at any time by giving thirty (30) days prior written notice to Seller of such cancellation.

SECTION 3        REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1 Organization, Standing, and Authority. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Seller has all requisite power and authority (I) to own, lease, and use the Assets as now owned, leased, and used, (ii) to conduct the business and operations of the Network as now conducted, and (iii) to execute and deliver this Agreement, and the documents contemplated hereby and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Seller hereunder.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Seller has been duly authorized by all necessary actions on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitute the legal, valid, and binding obligations of Seller, enforceable against it in accordance with their respective terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         3.3 Absence of Conflicting Agreements. Subject to obtaining the Consents listed on Schedule 3.3, the execution, delivery, and performance of this Agreement and the documents contemplated hereby do not require the consent of any third party.

         3.4 Title to and Condition of Real Property. Schedule 3.4 contains a complete and accurate description of all the Real Property and Seller's interests therein.





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         3.5  Title to and Condition of Tangible Personal Property.  Schedule
3.5 lists all material items of Tangible Personal Property. As of Closing Date, all Assets transferred or to be transferred to Buyer under this Agreement are owned by Seller, free and clear of all liens, encumbrances or restrictions of any kind whatsoever, and do not require the consent of any third party to make such transfer. The Assets listed on Schedule 3.5, together will all improvements, replacements and additions thereto from the date hereof to the Closing Date, will, at Closing, constitute all the tangible personal property owned by Seller which is used in the operation of the Network. Further, all equipment or items, including, but not limited to, those listed on Schedule 3.5 conveyed to Buyer are in good working condition.

         3.6 Assumed Contracts. Schedule 3.6 is a true and complete list of all Assumed Contracts except contracts with advertisers for the sale of advertising time on the Network for cash at prevailing rates and which have not been prepaid and which may be canceled by the Network without penalty on not more than thirty days' notice. Seller has delivered to Buyer true and complete copies of all written Assumed Contracts.

         3.7 Financial Statements. Schedule 3.7 hereto contains true and complete copies of financial statements including balance sheets, statements of operations and a statement of operating cash flow for the period ending December 31, 1995 (collectively, the "Financial Statements"). Such Financial Statements were prepared in accordance with generally accepted accounting principles.

         3.8 Broker. Neither Seller nor any person acting on Seller's behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement, except for a commission payable by Buyer to The Connelly Company.

         3.9 Full Disclosure. No representation or warranty made by Seller in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by Seller pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact and required to make any statement made herein or therein not misleading.

         3.10 No Breach of Contracts Assigned. As of closing Date, Seller has not breached in any material respect, nor is it in default under the terms of any Assumed Contract.

         3.11 No Legal Actions. As of Closing Date, there are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened against it at law or in equity or before any Federal, State, municipal or other governmental agency or instrumentality.

         3.12 No Conflicts. As of Closing Date, neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated will conflict with or result in the breach of or accelerate the performance required by the terms of any agreement to which Seller is a party or constitute a default thereunder, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of Seller.

         3.13 No Breach of Agreement. As of Closing Date, Seller is in compliance with all terms of this Agreement.

         3.14 Insolvency Proceedings. No insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement of creditors, voluntary or involuntary, affecting the Seller or any of its assets or properties are pending or, to the





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knowledge of Seller, threatened, and the Seller has made no assignment for the benefit of creditors, or taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

         3.15 Compliance with Labor Laws. To the best of its knowledge, Seller has, in the conduct of the affairs of the Network, complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, equal employment opportunity, collective bargaining, pension, welfare benefit plans, and the payment of social security and similar taxes.

         3.16 No Breach. To the best of Seller's knowledge, eh execution and performance of this Agreement will not violate any order, rule, judgement, or decree to which Seller is subject or breach any contract, agreement, or other commitment to which Seller is a party or by which Seller is bound.

         3.17 Taxes. Seller, by Closing Date, will have paid and discharged all taxes, assessments, excises and other levies relative to the Assets, which if due and not paid, would materially interfere with Buyer's full enjoyment of the Assets conveyed hereunder, excepting such taxes, assessments and other levies which will not be due until after the Closing Date and which are to be prorated between Seller and Buyer at Closing.

         3.18 No Violations of Laws. As of Closing Date, the Network is not in violation of any zoning ordinance, regulation, law or restrictive covenant which violation has a material adverse affect on the operations of the Network.

         3.19 Employee Contracts. No employee of the Network has, or on the Closing Date will have a contract of employment not terminable at will.

         3.20 Buyer Reliance. The foregoing representations and warranties are made by Seller with the knowledge and expectation that Buyer is placing complete reliance thereon in entering into this Agreement.

SECTION 4        REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1 Organization, Standing, and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Mississippi. Buyer has all requisite power and authority to execute and deliver this Agreement and the documents contemplated hereby and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Buyer have been duly authorized by all necessary actions on the part of Buyer. This Agreement have been duly executed and delivered by Buyer and constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.





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         4.3  Absence of Conflicting Agreements.  Subject to obtaining the
Consents, the execution, delivery, and performance by Buyer of this Agreement and the documents contemplated hereby do not require the consent of any third party.

         4.4 Full Disclosure. No representation or warranty made by Buyer in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by Buyer pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact and required to make any statement made herein or therein not misleading.

SECTION 5        OPERATIONS OF THE NETWORK PRIOR TO CLOSING

         5.1 Generally. Seller agrees that, between the date of this Agreement and the Closing Date, Seller shall operate the Network in the ordinary course of business in accordance with its past practices and in accordance with the other covenants in this Section 5.

         5.2 Compensation. Seller shall not increase the compensation, bonuses, or other benefits payable or to be payable to any person employed in connection with the conduct of the business or operations of the Network, except in accordance with past practices.

         5.3 Contracts. Seller will not enter into any contract or commitment relating to the Network or the Assets, or amend or terminate any Contract that will be binding on Buyer after Closing, except for cash time sales agreements made in the ordinary course of business.

         5.4 Disposition of Assets. Seller shall not sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except where no longer used or useful in the business or operations of the Network or in connection with the acquisition of replacement property of equivalent kind and value.

         5.5 No Inconsistent Action. Seller shall not take any action that is inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement.

         5.6 Access to Information. Seller shall give Buyer and its counsel, accountants, engineers, and other authorized representatives reasonable access to the Assets and to all other properties, equipment, books, records, Contracts, and documents relating to the Network for the purpose of audit and inspection, including inspections.

         5.7 Maintenance of Assets. Seller shall use its best efforts and take all reasonable actions to maintain all of the Assets in good condition (ordinary wear and tear excepted), and use, operate, and maintain all of the Assets in a reasonable manner.

         5.8 Books and Records. Seller shall maintain its books and records relating to the Network in accordance with past practices.

         5.9 Compliance with Laws. Seller shall comply in all material respects with all laws, rules, and regulations applicable or relating to the ownership and operation of the Network.

SECTION 6       CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER AT CLOSING





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         6.1  Conditions to Obligations of Buyer.  All obligations of Buyer at the Closing are subject at Buyer's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                 (a) Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                 (b) Covenants and Conditions. Seller shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                 (c) Consents. All Consents shall have been obtained and delivered to Buyer without any adverse change in the terms or conditions of any agreement or any governmental license, permit, or other authorization.

                 (d) Deliveries. Seller shall have made or stand willing to make all the deliveries to Buyer set forth in Section 7.2.

                 (e) Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been no material damage, destruction, or loss affecting any Assets used or useful in the conduct of the business of the Network.

         6.2 Conditions to Obligations of Seller. All obligations of Seller at the Closing are subject at Seller's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                 (a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                 (b) Covenants and Conditions. Buyer shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                 (c) Deliveries. Buyer shall have made or stand willing to make all the deliveries set forth in Section 7.3.

         6.3 Accounts Receivable. At the Closing, Seller shall designate Buyer as its agent solely for the purposes of collecting the Accounts Receivable. Buyer shall not be obligated to use any extraordinary efforts to collect any of the Accounts Receivable. Between the Closing Date and ninety (90) days thereafter, Buyer shall make reasonable efforts to collect the Accounts Receivable and shall every thirty days furnish to Seller the funds collected during the prior thirty day period.

SECTION 7        CLOSING AND CLOSING DELIVERIES

         7.1  Closing.

                 (a) Closing Date. The Closing shall take place at 10:00 a.m. on January 31, 1996.





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                 (b)  Closing Place.  The Closing shall be held at the offices of Seller, or any other place that is agreed upon by Buyer and Seller.

         7.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                 (a) Transfer Documents. Duly executed bills of sale, assignments, and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Buyer, free and clear of all mortgages, liens, restrictions, encumbrances, claims, and obligations except for liens for current taxes not yet due and payable;

                 (b) Consents. A manually executed copy of any instrument evidencing receipt of any Consent;

                 (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Seller by a duly authorized officer, certifying (1) that the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date; and (2) that Seller has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date;

                 (d) Licenses, Contracts, Business Records, Etc. Originals of all Assumed Contracts and all files and records used by Seller in connection with its operations;

                 (e) Corporate Resolutions. All necessary certified corporate resolutions of Seller authorizing the execution of this Agreement and the completion of this transaction.

                 (f) Documents to Assign Names. All documents necessary to assign all names as set forth in Section 2.7, and to effect the transfer of rights to such names with any public office or agency where the same are registered.

                 (g) Other Documents. All other documents reasonably necessary to comply with the terms and agreements contained herein.

         7.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

                 (a)      Purchase Price.  The Purchase Price as provided in
Section 2.4(a);

                 (b) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Licenses and Assumed Contracts arising on or after the Closing Date;

                 (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Buyer by its President, certifying (1) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (2) that Buyer has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date;





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                 (d) Other Documents.  All other documents reasonably necessary to comply with the terms and agreements contained herein.

SECTION 8         TERMINATION

         8.1 Termination by Seller. This Agreement may be terminated by Seller and the purchase and sale of the Network abandoned, if Seller is not then in material default, upon written notice to Buyer, upon the occurrence of any of the following:

                 (a) Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Seller set forth in this Agreement have not been satisfied or waived in writing by Seller.

                 (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                 (c) Upset Date. If the Closing shall not have occurred by January 31, 1996.

         8.2 Termination by Buyer. This Agreement may be terminated by Buyer and the purchase and sale of the Network abandoned, if Buyer is not then in material default, upon written notice to Seller, upon the occurrence of any of the following:

                 (a) Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Buyer set forth in this Agreement have not been satisfied or waived in writing by Buyer.

                 (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                 (c) Upset Date. If the Closing shall not have occurred by January 31, 1996.

SECTION 9        MISCELLANEOUS

         9.1 Fees and Expenses. Any federal, state, or local sales or transfer tax arising in connection with the conveyance of the Assets by Seller to Buyer pursuant to this Agreement shall be paid by the party upon which such tax is imposed by law. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement. Buyer shall be responsible for all fees or commissions payable to the Connelly Company.

         9.2 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to Buyer:              TeleSouth Communications, Inc.
                          6310 Interstate #55, North
                          Jackson, Mississippi 39201





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                          Attn: Stephen C. Davenport, President

If to Seller:             Paxson Networks, Inc.
                          601 Clearwater Park Road
                          West Palm Beach, Florida   33401

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 9.2.

         9.3 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto; provided, however, that Buyer may assign its rights and obligations under this Agreement to one or more subsidiaries or commonly controlled affiliates of Buyer without seeking or obtaining Seller's prior approval.

         9.4 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement, including, in the case of Seller, any additional bills of sale, deeds, or other transfer documents that, in the reasonable opinion of Buyer, may be necessary to ensure, complete, and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.

         9.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         9.6 Headings. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         9.7 Gender and Number. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

         9.8 Entire Agreement. This Agreement, the schedules, hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         9.9 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         9.10 Press Release. Neither party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party; provided, however, that nothing contained herein shall prevent either party from promptly making all filings with governmental authorities as may, in its judgement be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         9.11 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         9.12 Survival of Representations and Warranties. The several representations and warranties of the parties contained herein shall survive the Closing for such maximum period as permitted by law.

         9.13 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         9.14 Risk of Loss. Prior to Closing Date, all risk of loss shall be on Seller.

         9.15 Default. In the event of any default in any of the terms and provisions of this Agreement by any party, the non-defaulting party shall be entitled to specific performance and any and all other remedies provided by law or in equity and the prevailing party shall be reimbursed its reasonable attorney's fees and all court costs by the other party.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the day and year first above written.


                                      PAXSON NETWORKS, INC.



                                      By:  /s/ Lowell W. Paxson
                                         --------------------------------------
                                      Its:
                                          -------------------------------------

                                      TeleSouth Communications, Inc.



                                      By: /s/ Stephen G. Davenport
                                         --------------------------------------
                                      Its: President
                                          -------------------------------------




                                      /s/ Lowell W. Paxson
                                      -----------------------------------------
                                      Lowell W. Paxson, Individually

                                  SCHEDULE 2.2
                      Excluded Tangible Personal Property




         ABR-200, series #15743, the splitter and block down converter

         Telos Zephyr #9200005300GC120

         Paxson wide-area computer network:

                 Wellfleet router, #AEX17826
                 Adtran DSU III AR #H423B2063
                 US Robotics modern #0002680214006341

         Computer and office furniture in Don Williams office

                                  SCHEDULE 3.3
                               Required Consents



                 Host Communications, Inc.

                 NASRN

                 Edens Landmark IV Partners

                 Computer Information Network, Inc.

                                  SCHEDULE 3.4
                                 Real Property



                         Leased office space located at

                              3710 Landmark Drive
                         Columbia, South Carolina 29204